Exhibit 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
NEWS RELEASE

Cheniere Energy Partners LP Holdings, LLC Announces Amendment to Dividend Record Date

Houston, Texas - May 13, 2014 - Cheniere Energy Partners LP Holdings, LLC (NYSE MKT: CQH) (“Cheniere Partners Holdings” or “the Company”) announced an amendment to the record date of their recently declared quarterly cash dividend of $0.019 per common share representing limited liability company interest in the Company. The record date has been changed to May 23, 2014 from the previously announced date of May 20, 2014. This change assures that the dividend record date is consistent with the NYSE MKT requirements.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly-traded limited partnership (NYSE MKT:CQP). Cheniere Partners Holdings’ only business consists of owning limited partner units of Cheniere Partners, and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates liquefied natural gas (“LNG”) regasification facilities and, adjacent to these facilities, currently has natural gas liquefaction facilities under construction (the “Liquefaction Project”). Additional information is available on its website www.chenierepartnersholdings.com.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.
CONTACTS:
Investors: Randy Bhatia: 713-375-5479, Christina Burke: 713-375-5104
Media: Diane Haggard: 713-375-5259